UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Biora Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122

NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2024

To the Stockholders of Biora Therapeutics:

Biora Therapeutics, Inc. (the “Company”) will hold its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 5, 2024, at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at the unique link that will be emailed to you approximately one hour prior to the meeting after you register in advance at www.proxydocs.com/BIOR. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To elect the six director nominees named in the Proxy Statement to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

(3)

To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “common stock”), from 164,000,000 to 300,000,000;

(4)

To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying certain warrants issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of March 31, 2024, by and among the Company and certain institutional and accredited investors, and those certain Warrant Amendment Agreements, dated as of March 31, 2024, by and between the Company and the institutional investors participating in the offering, in an amount equal to or in excess of 20% of the common stock outstanding immediately prior the issuance of such warrants; and

(5)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed April 16, 2024 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. To attend the virtual Annual Meeting, stockholders must register by 5:00 p.m. Pacific Time on June 4, 2024. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 11:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investors.bioratherapeutics.com/.

By Order of the Board of Directors,

/s/ Adi Mohanty
Adi Mohanty
Chief Executive Officer and Director

San Diego, California

April 24, 2024

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to Be Held on June 5, 2024. The Proxy Statement and Annual Report for the year ended December 31, 2023 are available at www.proxydocs.com/BIOR.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program and equity compensation utilization. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. Biora Therapeutics is the trademark of Biora Therapeutics, Inc. Other names and brands may be claimed as the property of others.

4330 La Jolla Village Drive, Suite 300, San Diego, CA 92122

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Biora Therapeutics, Inc. (“we,” “us,” “our” or the “Company”) for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 5, 2024 at 10:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 24, 2024.

Why Did I Receive a Notice of Internet Availability?

Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Why Are We Holding a Virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only stockholders of record at the close of business on April 16, 2024 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 35,883,843 shares of our common stock, par value $0.001 per share (the “common stock”), were issued and outstanding.

What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

How Can I Participate in the Virtual Annual Meeting?

Stockholders of record as of the close of business on the record date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, stockholders will need to register in advance following the instructions below.

We will endeavor to answer as many stockholder-submitted questions as time permits that relate to the proposals to be voted on at the meeting and comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to the proposals to be voted on. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 10:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be included in the email containing your access link to the meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

Meeting Registration Process for Registered Stockholders

If your shares are registered directly in your name with our transfer agent, you can register for the Annual Meeting at www.proxydocs.com/BIOR by following the instructions on the website. You must register by 5:00 p.m. Pacific Time on June 4, 2024. As part of the registration process, you will be asked to enter the control number located on your proxy card or Notice. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and vote and submit questions during the Annual Meeting.

Meeting Registration Process for Beneficial Owners

If your shares are held in street name, you can register for the Annual Meeting at www.proxydocs.com/BIOR by following the instructions on the website. You must register by 5:00 p.m. Pacific Time on June 4, 2024. You will need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. In addition, it is important that you also follow the instructions you receive from your broker, bank or other nominee about participating in the Annual Meeting, which may include a requirement to obtain a “legal proxy” from them and submit a copy during the advance registration process for the meeting. As the process for requesting a “legal proxy” can take up to several days, we recommend starting this process at least five days before the deadline to register for the Annual Meeting.

What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)	Election of the six director nominees to serve until the 2025 Annual Meeting of Stockholders (“Proposal 1”);

(2)	Ratification of the selection of KPMG LLP as the Company’s independent auditor for 2024 (“Proposal 2”);

(3)	Approval of an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of our common stock from 164,000,000 to 300,000,000 (“Proposal 3”); and

(4)

Authorization, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of common stock underlying certain warrants issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of March 31, 2024, by and among the Company and certain institutional and accredited investors, and those certain Warrant Amendment Agreements, dated as of March 31, 2024, by and between the Company and the institutional investors participating in the offering, in an amount equal to or in excess of 20% of the common stock outstanding immediately prior the issuance of such warrants (“Proposal 4”).

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2, 3 and 4.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.

How Do I Vote?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxypush.com/BIOR) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone (at 866-230-8395).

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.

What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	You may submit new proxy instructions via telephone or the Internet;

(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)	You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What Is the Quorum Requirement?

The holders of one-third of the voting power of the stock outstanding and entitled to vote at the Annual Meeting, including at least one-third of the outstanding shares of common stock, must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the meeting chair or the holders of a majority of the voting power of the stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Mediant Communications, Inc., a BetaNxt company, and the Company’s SVP, General Counsel and Secretary will serve as the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

Proposal 2: Ratification of Independent Auditor Selection

The affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the ratification of the appointment of KPMG LLP as our independent auditor. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Proposal 3: Approval of An Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required for the approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares. Abstentions and broker non-votes, if any, will have no effect on the outcome of the matter.

Proposal 4: Authorization of the Issuance of Shares of Common Stock Underlying Certain Warrants

The affirmative vote of a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the authorization of the issuance of shares of common stock underlying certain warrants. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

In addition, our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of six directors. At the Annual Meeting, the stockholders will vote to elect the six director nominees named in this Proxy Statement to serve until the 2025 Annual Meeting of Stockholders, in all cases until their successors have been duly elected and qualified or until their earlier resignation or removal. Our Board has nominated each of Adi Mohanty, Jeffrey D. Alter, Jeffrey A. Ferrell, Jill Howe, Brian L. Kotzin, M.D. and Lynne Powell for election to our Board. Each of them was most recently elected by stockholders at the 2023 Annual Meeting of Stockholders.

Our director nominees have indicated that they are willing and able to serve as directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.

Information Regarding Director Nominees

Biographical and other information regarding our director nominees, including the primary skills and experiences considered by our Nominating/Corporate Governance Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below.

Name	Age (as of April 24)	Position
Adi Mohanty	57	Chief Executive Officer and Director
Jeffrey D. Alter(1)(3)	61	Independent Chairman of the Board
Jeffrey A. Ferrell(2)(3)	49	Independent Director
Jill Howe(1)(3)	48	Independent Director
Brian L. Kotzin, M.D.(2)	75	Independent Director
Lynne Powell(1)	57	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

Adi Mohanty. Mr. Mohanty has served as our Chief Executive Officer and a member of our Board since November 2021. Prior to joining the Company, Mr. Mohanty founded EnCellX, Inc., a functional cell selection company, and he served as its Chief Executive Officer from December 2019 to November 2021. From 2014 to September 2018, he served as Chief Executive Officer, President and a member of the board of directors of BioTime (now Lineage Cell Therapeutics, Inc. (NYSE: LCTX)), a biotechnology company. Prior to BioTime, Mr. Mohanty served in various leadership roles at Transkaryotic Therapies, Inc., a biopharmaceutical company, and then at Shire PLC following its acquisition of Transkaryotic Therapies. Mr. Mohanty held several executive positions at Shire spanning global technical operations, product development and commercial operations. He was responsible for a global franchise in rare diseases with over $600 million in sales and operations in over 50 countries. His most recent role at Shire was as President of Regenerative Medicine, a full vertically integrated business unit of Shire with commercial and clinical products. Earlier in his career, Mr. Mohanty held a variety of management positions in the bioscience division of Baxter International Inc. (NYSE: BAX), a healthcare company. Mr. Mohanty previously served on the board of directors of Oncocyte Corp. (Nasdaq: OCX), a molecular diagnostics company, from 2015 to 2020 and Asterias Biotherapeutics, Inc., a cell therapy company, from 2015 to 2018. Mr. Mohanty earned his M.S. in Chemical Engineering from Clarkson University and his M.B.A. from Saint Mary’s College, California.

We believe Mr. Mohanty is qualified to serve on our Board because of his extensive leadership experience in the biotechnology industry.

Jeffrey D. Alter. Mr. Alter has served as a member of our Board since January 2019 and as the Chairman of our Board since November 2021. Mr. Alter has served as Chief Executive Officer and as a member of the board of directors of Sound Inpatient Physicians, Inc., a multi-specialty physician practice, since September 2023. Mr. Alter served as Chief Executive Officer and as a member of the board of directors of Summit Health, a healthcare network, from October 2021 to January 2023. Prior to joining Summit Health, Mr. Alter served as the Executive Vice President of IngenioRX and Anthem Health Solutions, at Anthem, Inc. (NYSE: ANTM), a health benefits company, from September 2020 to October 2021. From July 2018 to September 2020, Mr. Alter served as President of Arcturus One Consulting, LLC, a consulting company. From 2004 to June 2018, he served in various executive leadership positions at UnitedHealthcare Inc., a health plan business, including as Chief Executive Officer of its commercial group from 2014 to June 2018, as Chief Executive Officer of its employer and individual business from 2011 to 2014, as Chief Executive Officer of the Northeast Region from 2008 to 2011, as Chief Operating Officer from 2005 to 2008 and as Chief Financial Officer of the Northeast Region from 2004 to 2005. Mr. Alter earned both his B.S. in Marketing and his M.B.A. in Finance from Saint John’s University, New York.

We believe Mr. Alter is qualified to serve on our Board because of his extensive leadership experience in the healthcare industry and finance experience.

Jeffrey A. Ferrell. Mr. Ferrell has served as a member of our Board since June 2014. Mr. Ferrell has served as the Managing Partner of Athyrium Capital Management, LP, a life sciences focused investment and advisory company, since 2008. Prior to Athyrium Capital, Mr. Ferrell served in a number of roles at Lehman Brothers Holdings Inc., a former financial services firm, including as Senior Vice President from 2005 to 2008 and as Vice President in its private equity division from 2002 to 2005. From 1997 to 2001, Mr. Ferrell served as a principal at Schroder Ventures Life Sciences, a healthcare fund. Mr. Ferrell previously served as a director of Lpath, Inc., a biotechnology company, from 2007 to 2016. Mr. Ferrell earned his A.B. in Biochemical Sciences from Harvard University.

We believe Mr. Ferrell is qualified to serve on our Board because of his extensive experience investing in and guiding early stage life sciences companies.

Jill Howe. Ms. Howe has served as a member of our Board since November 2021. Ms. Howe has served as Chief Financial Officer of Lineage Cell Therapeutics, Inc. (NYSE: LCTX), a biotechnology company, since November 2022. Prior to joining Lineage Cell Therapeutics, she served as Chief Financial Officer at DTx Pharma, Inc., a biotechnology company, from June 2021 to July 2022. Previously, Ms. Howe served as Treasurer and Vice President of Finance at Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company, from January 2018 to June 2021, where she was the internal project lead for the company’s initial public offering, follow-on offering and debt offerings, and oversaw finance for 18 subsidiaries across the U.S. and Ireland. Prior to Gossamer Bio, she served as Controller of Amplyx Pharmaceuticals, Inc., a biopharmaceutical company, from 2016 to December 2017. She previously held positions, including as Controller and Director of Finance, at Receptos, Inc., a biotechnology company, and at Somaxon Pharmaceuticals, Inc., a specialty pharmaceutical company. Ms. Howe has served on the board of directors at Codagenix, Inc., a clinical stage synthetic biology company, since 2021. Ms. Howe earned a B.S. in Accountancy from San Diego State University.

We believe Ms. Howe is qualified to serve on our Board because of her financial expertise in the biotechnology industry.

Brian L. Kotzin, M.D. Dr. Kotzin has served as a member of our Board since June 2019. Dr. Kotzin has served as Chief Executive Officer of BL Kotzin, Inc., a consulting services company, since 2015. Dr. Kotzin served as Chief Medical Officer, Senior Vice President of Clinical Development and Head of Immunology at Nektar Therapeutics (Nasdaq: NKTR), a biopharmaceutical company, from April 2022 to June 2023, and has previously held various other leadership positions at Nektar, including serving as Senior Vice President of

Clinical Development and Head of Immunology from September 2021 to April 2022, as Chief Medical Officer and Head of Clinical Development from January 2021 to September 2021 and as Senior Vice President of Clinical Development since April 2017. Prior to Nektar, from 2004 to 2015, Dr. Kotzin served as Vice President of Global Clinical Development and Head of the Inflammation Therapeutic Area at Amgen Inc. (Nasdaq: AMGN), a biopharmaceutical company. During his employment at Amgen, he also served as Vice President of Translational Sciences and Head of Medical Sciences from 2006 to 2011. From 1981 to 2004, Dr. Kotzin served as a faculty member in the Division of Rheumatology of the Department of Medicine and Department of Immunology at the University of Colorado Health Sciences Center in Denver, Colorado. During this time, he also served as Head of Clinical Immunology in the Department of Medicine and as director of the Autoimmunity Center of Excellence from 1998 to 2004. Dr. Kotzin has been elected as a Master of the American College of Rheumatology and is an elected Member of the American Society of Clinical Investigation and the Association of American Physicians. He has served as a member of the board of directors of Kyverna Therapeutics, Inc., a cell therapy company, since 2019, Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL), a biotechnology company, since 2017, and Genascence, Inc., a gene therapy biotechnology company, since 2022. Dr. Kotzin previously served as a member of the board of directors of Vera Therapeutics, Inc. (Nasdaq: VERA), a clinical stage biotechnology company, in 2020. Dr. Kotzin earned his M.D. from Stanford University and his B.S. in Mathematics from the University of Southern California.

We believe Dr. Kotzin is qualified to serve on our Board because of his extensive academic research experience in immunology and experience as a senior executive and board member for life sciences companies.

Lynne Powell. Ms. Powell has served as a member of our Board since February 2019. Since September 2019 and October 2019, Ms. Powell has served as Chief Executive Officer and as a member of the board of directors, respectively, of Tavanta Therapeutics (formerly known as Druggability Technologies Holdings Ltd prior to a reorganization), a specialty pharmaceutical company. Prior to joining Tavanta, Ms. Powell served as Senior Vice President and Chief Commercial Officer of BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX), a biotherapeutics company, from 2015 to July 2019. From 2010 to 2014, Ms. Powell served as Senior Vice President of North American Commercial Operations at CSL Behring, a biotherapeutics company. She earned her B.S. in Applied Biology, Pharmacology & Toxicology from the University of East London and her M.B.A. from Monash University (Australia) and Warwick University (UK).

We believe Ms. Powell is qualified to serve on our Board because of her extensive experience as a senior executive and board member in the pharmaceutical industry.

Board Recommendation

The Board recommends a vote “FOR” the election of each of the director nominees set forth above.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR SELECTION

Our Audit Committee has selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024. In this Proposal 2, we are asking stockholders to vote to ratify this selection. Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of KPMG as the Company’s independent auditor is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, the committee will reconsider its selection. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

KPMG has served as our independent auditor since 2011. The following table summarizes the audit fees billed and expected to be billed by KPMG for the indicated fiscal years and the fees billed by KPMG for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2023	2022
Audit Fees(1)	$1,430,000	$1,450,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	657,511	536,119
All Other Fees(4)	—	—

Total Fees	$2,087,511	$1,986,119

(1)

Consists of aggregate fees billed for professional services related to the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and professional consultations with respect to accounting matters. Also includes services provided in connection with SEC filings, including consents and comment and comfort letters.

(2)	Consists of fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	Consists of fees for professional services for tax compliance, tax advice and tax planning.
(4)	Consists of fees for all other services.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the committee for each engagement of our auditor to perform other audit-related or other non-audit services. The committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor provided that the fees for such services do not exceed $100,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with the Company’s management and with KPMG, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from KPMG pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

This report is provided by the following directors, who serve on the Audit Committee:

Jill Howe (Chair)

Jeffrey D. Alter

Lynne Powell

Board Recommendation

The Board recommends a vote “FOR” the ratification of the selection of KPMG to serve as our independent auditor.

PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

We are asking stockholders to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.001 per share, from 164,000,000 to 300,000,000, which would also have the effect of increasing the total number of authorized shares from 174,000,000 to 310,000,000 (the “Proposed Certificate Amendment”). Specifically, the Proposed Certificate Amendment, which our Board has approved and declared advisable, would amend Section 4.1(a) of Article IV of the Certificate of Incorporation as follows:

“(a) Authorized Stock. The total number of shares which the Corporation shall have authority to issue is ~~174,000,000~~310,000,000, of which ~~164,000,000~~300,000,000 shall be designated as Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shall be designated as Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

Under the Proposed Certificate Amendment, the authorized number of shares of preferred stock would remain unchanged.

Purpose of the Proposed Certificate Amendment

As of April 16, 2024, the Record Date, our common stock share utilization was approximately as follows:

Number of Shares of Common Stock
Authorized for issuance	164,000,000
Issued and outstanding	35,883,843
Reserved for issuance	92,604,850
• Available for future grant under employee equity incentive plans*	4,893,643
• Outstanding awards under our employee equity incentive plans*	6,015,041
• Outstanding warrants	51,178,040
• Outstanding convertible notes	30,518,126

Total share usage (issued and outstanding + reserved for issuance)	128,488,693

Total share usage as a percentage of authorized	78.35%

*	Includes our Second Amended and Restated 2012 Stock Plan, 2018 Plan, 2020 Employee Stock Purchase Plan and 2021 Plan.

As a result, only approximately 35,511,307 shares of our common stock (or 21.65% of the total authorized) remain available for future use.

Our Board believes that the availability of additional authorized shares of common stock is needed to provide us with additional flexibility to issue common stock for a variety of general corporate purposes as the Board may determine to be desirable. This includes, but is not limited to, raising equity capital, including any future at-the-market equity programs, using our common stock as consideration for acquisitions, mergers, business combinations or other corporate transactions, adopting additional employee benefit plans or reserving additional shares for issuance under existing plans and implementing stock splits. Unless our stockholders approve the Proposed Certificate Amendment, we may not have sufficient unissued and unreserved authorized shares to engage in similar transactions in the future.

Having additional authorized shares of common stock available for future use will allow us to issue additional shares of common stock without the expense and delay of arranging a special meeting of stockholders. We may seek a further increase in authorized shares from time to time in the future as considered appropriate by our Board.

Effect of the Proposed Certificate Amendment

The Proposed Certificate Amendment would not change the number of shares of common stock outstanding, nor will it have any immediate dilutive effect. However, the issuance of additional shares of common stock authorized by the Proposed Certificate Amendment may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of our common stock, none of whom have preemptive rights under the Certificate of Incorporation to subscribe for additional securities that we may issue.

The Proposed Certificate Amendment has been prompted by business and financial considerations. The Board currently is not aware of any attempt by a third party to accumulate shares of our common stock or take control of the Company by means of a merger, tender offer or solicitation in opposition to management or the Board. Moreover, we currently have no plans to issue newly authorized shares of common stock to discourage third parties from attempting to take over the Company. However, the Proposed Certificate Amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquiror, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. Thus, while we currently have no intent to use the additional authorized shares as an anti-takeover device, the Proposed Certificate Amendment may have the effect of discouraging future unsolicited takeover attempts.

Once the Proposed Certificate Amendment is approved, no further action by the stockholders would be necessary prior to the issuance of additional shares of common stock unless required by law or Nasdaq listing rules. Each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized shares of common stock. Adoption of the Proposed Certificate Amendment will not affect the rights of the holders of currently outstanding common stock, nor will it change the par value of the common stock.

A complete copy of the existing Certificate of Incorporation is available as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Proposed Certificate Amendment is binding. If the Proposed Certificate Amendment is approved, we intend to file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as reasonably practicable after the Annual Meeting. The Proposed Certificate Amendment will become effective upon such filing.

Board Recommendation

The Board recommends a vote “FOR” the approval of an amendment to the Company’s certificate of incorporation to increase the number of authorized shares.

PROPOSAL 4: AUTHORIZATION OF THE ISSUANCE OF SHARES OF COMMON STOCK UNDERLYING CERTAIN WARRANTS

We are asking stockholders to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying certain warrants issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of March 31, 2024 (the “Purchase Agreement”), by and among the Company and certain institutional and accredited investors (the “Investors”), and those certain Warrant Amendment Agreements, dated as of March 31, 2024, by and between the Company and certain of the Investors (the “Warrant Amendment Agreements”), in an amount equal to or in excess of 20% of the common stock outstanding immediately prior the issuance of such warrants.

Purchase Agreement

On March 31, 2024, we entered into the Purchase Agreement relating to (1) the offering and sale of an aggregate of 5,454,548 shares (the “Shares”) of common stock, at an offering price of $1.10 per share in a registered direct offering (the “Offering”) and (2) the issuance of unregistered warrants to purchase up to 5,454,548 shares of common stock (the “Warrants”) with an exercise price of $1.10 to certain accredited investors in a concurrent private placement (the “Private Placement”). The Offering and the Private Placement closed on April 3, 2024 (the “Closing Date”).

The gross proceeds received by us from the Offering were approximately $6 million, before deducting the placement agent’s fees and other offering expenses. We intend to use the net proceeds from the Offering to support our operations, complete our ongoing BT-600 clinical trial, make further investments in the development of our oral biotherapeutics platforms, and for working capital and general corporate purposes.

Warrant Amendment Agreements

In addition, on March 31, 2024, we entered into the Warrant Amendment Agreements with certain of the Investors to amend outstanding warrants previously issued in (i) February 2021 to purchase up to 104,895 shares of common stock with an exercise price of $6.86 per share, which were subsequently amended in November 2022 to lower the exercise price to $0.3288 per share and which were further adjusted to set the exercise price at $8.22 per share as a result of the Company’s reverse stock split; (ii) June 2021 to purchase 80,000 shares of common stock with an exercise price of $2.84 per share, which were subsequently amended in November 2022 to lower the exercise price to $0.3288 per share and which were further adjusted to set the exercise price at $8.22 per share as a result of the Company’s reverse stock split; (iii) November 2022 to purchase up to 800,000 shares of common stock with an exercise price of $0.3288 per share, which were adjusted to set the exercise price at $8.22 per share as a result of the Company’s reverse stock split; (iv) January 2023 to purchase up to 90,000 shares of common stock with an exercise price of $8.22 per share; (v) June 2023 to purchase 3,018,868 shares of common stock with an exercise price of $5.05 per share; and (vi) December 2023 to purchase 2,322,059 shares of common stock with an exercise price of $1.36 per share (collectively, the “Existing Warrants”).

Accordingly, we agreed to (i) lower the exercise price of the Existing Warrants to $1.10 per share, (ii) provide that the Existing Warrants, as amended, will not be exercisable until we receive stockholder approval of this Proposal 4 (such date, the “Stockholder Approval Date”) and (iii) extend the original expiration date of the Existing Warrants to be five years following the Stockholder Approval Date (the Existing Warrants, as amended, are referred to as the “Amended Warrants”). These amendments became effective on March 31, 2024.

Warrants

The Warrants each have an initial exercise price of $1.10 per share, and are exercisable beginning on the Stockholder Approval Date. Each Warrant will expire on the five-year anniversary of the Stockholder Approval Date.

Voting Agreements

On the Closing Date, entities affiliated with Athyrium Capital Management, LP (solely in their respective capacities as Company stockholders) and all of the officers and directors of the Company entered into voting agreements (the “Voting Agreements”) to vote all of their shares of common stock in favor of Proposal 4.

Further Information

The terms of the Purchase Agreement, the Warrants and the Voting Agreements are only briefly summarized above. For further information, please refer to the forms of the Purchase Agreement, the Warrants and the Voting Agreements, which were filed with the SEC as exhibits to our Current Report on Form 8-K, filed with the SEC on April 2, 2024. The discussion herein is qualified in its entirety by reference to the filed documents.

Reasons for the Warrant Exercise Proposal

Our common stock is listed on The Nasdaq Global Market and trades under the ticker symbol “BIOR.” Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the transaction. In determining whether an offering qualifies as a public offering, Nasdaq considers all relevant factors, including the extent of any discount to market price. In determining discount, Nasdaq generally attributes a value of $0.125 for each warrant offered with a share of common stock, which value is generally deemed to be a discount. In order to ensure that the issuance of the Warrants and the amendment of the Existing Warrants qualified as a public offering under Rule 5635(d) due to the value attributable to the Warrants and the Amended Warrants, the Warrants and the Amended Warrants provide that they may not be exercised, and therefore have no value, until stockholder approval of their exercise is obtained.

Potential Consequences if Proposal 4 is Not Approved

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreement and the Warrant Amendment Agreements, as the transactions have already been consummated and the Warrants and the Amended Warrants have already been issued. We are only asking for approval to issue the shares underlying the Warrants and the Amended Warrants upon exercise thereof.

The failure of our stockholders to approve this Proposal 4 will mean that: (i) we cannot permit the exercise of the Warrants and the Amended Warrants and (ii) may incur substantial additional costs and expenses.

Each Warrant and Amended Warrant has an initial exercise price of $1.10 per share. Accordingly, we would realize an aggregate of up to approximately $13 million in gross proceeds if all Warrants and Amended Warrants were exercised based on such value. If the Warrants and Amended Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

In addition, in connection with the Private Placement and the issuance of Warrants, we agreed to seek stockholder approval every 90 days until our stockholders approve the issuance of the shares underlying the Warrants and the Amended Warrants. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations and advance our clinical development plans.

Potential Adverse Effects of the Approval of Proposal 4

If this Proposal 4 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of common stock upon exercise of the Warrants and Amended Warrants.

Assuming the full exercise of the Warrants and Amended Warrants, an aggregate of 11,870,370 additional shares of common stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our common stock.

Board Recommendation

The Board recommends a vote “FOR” the authorization, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of common stock underlying certain warrants.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website at https://investors.bioratherapeutics.com/documents-charters, under “Governance Documents.”

Board Composition

Director Nomination Process

The Nominating Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

Criteria for Board Membership

In assessing potential candidates for Board membership and in assessing Board composition, the Nominating Committee considers a wide range of factors and generally seeks to balance the following skills, experiences and backgrounds on the Board:

•	Biotechnology Experience: experience within the biotechnology industry, particularly in therapeutics, devices and diagnostics.

•	Corporate Governance: experience, whether currently or in the past, serving on other public company boards of directors.

•	Diverse Background: contribution to the diversity of personal backgrounds on the Board, including with respect to gender, race/ethnicity and sexual orientation.

•	Finance & Accounting: experience or expertise in finance, accounting, investment analysis, financial reporting processes and capital markets.

•	Sales & Marketing: experience overseeing and/or driving product sales, marketing and commercialization, particularly in therapeutics, devices and diagnostics.

•	Science & Research: scientific knowledge related to biotechnology and life sciences (e.g., biology, chemistry, medicine) and experience in related research and clinical development.

•	Senior Leadership: experience serving in a leadership role of an organization, including driving strategy execution, organizational growth and managing human capital.

In addition, the committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.

Board Diversity

In addition to the factors discussed above, the Board and the Nominating Committee actively seek to achieve a diversity of occupational and personal backgrounds on the Board. The Nominating Committee considers a potential director candidate’s ability to contribute to the diversity of personal backgrounds on the Board, including with respect to gender, race, ethnic and national background, geography, age and sexual orientation. The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. In this regard, our current Board of six directors includes two directors who self-identify as female (33%), one director who self-identifies as racially/ethnically diverse (17%) and one director who self-identifies as LGBTQ+ (17%).

In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix

(as of April 24)

Total number of directors – 6

Gender identity:	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	4	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Stockholder Recommendations for Directors

It is the Nominating Committee’s policy to consider written recommendations from stockholders for director candidates. The committee considers candidates recommended by our stockholders in the same manner as a candidate recommended by other sources. Any such recommendations should be submitted to the committee as described under “Stockholder Communications” and should include the same information required under our Bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”

Board Leadership Structure

Jeffrey D. Alter serves as our independent Chairman of the Board while Adi Mohanty serves as our Chief Executive Officer. Our Principles of Corporate Governance provide our Board with the flexibility to combine or separate the positions of Chairman and CEO. Currently, the Board believes that the roles of Chairman and CEO should be separate and that the Chairman should be an independent director as this structure enables our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. At any time when the Chairman is not independent, the independent members of the Board may, upon the recommendation of the Nominating Committee, designate a non-management director to serve as the lead external director, or lead independent director if such external director is an independent director.

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chairman. The purpose of these executive sessions is to encourage and enhance communication among independent directors.

The Board believes that its programs for overseeing risk, as described under “Board Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including the beneficial ownership of our capital stock by each non-employee director, our Board has determined that Messrs. Alter and Ferrell, Dr. Kotzin and Mses. Howe and Powell qualify as “independent directors” as defined by the Nasdaq listing rules. Surbhi Sarna, our former director, was determined to be independent during the period she served on the Board in 2023. Mr. Mohanty is deemed not to be independent by virtue of his employment with the Company.

Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committees under Nasdaq listing rules and the rules and regulations established by the SEC.

In determining that Dr. Kotzin qualifies as an “independent director” as defined by the Nasdaq listing rules and satisfies the heightened independence standards for compensation committees, the Board took into consideration a consulting agreement between Dr. Kotzin and the Company pursuant to which Dr. Kotzin is eligible to receive up to $15,000 per year, which the Board determined did not affect his independence.

Board Committees

Our Board has a separately designated Audit Committee, Compensation Committee and Nominating Committee, each of which is comprised solely of independent directors with the membership and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter. The charters of the Audit Committee, Compensation

Committee and Nominating Committee are posted on our website at https://investors.bioratherapeutics.com/documents-charters, under “Committee Charters.”

Name	Audit Committee	Compensation Committee	Nominating Committee
Adi Mohanty
Jeffrey D. Alter	X		X
Jeffrey A. Ferrell		X	Chair
Jill Howe	Chair		X
Brian L. Kotzin, M.D.		Chair
Lynne Powell	X
# of Meetings in 2023	4	4	1

Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements, the integrity of the financial statements and the annual review of the performance, effectiveness and independence of the outside auditor. This includes reviewing the financial information provided to stockholders and others and the adequacy and effectiveness of the Company’s internal controls. The committee also makes recommendations to the Board as to whether financial statements should be included in the Company’s Annual Report on Form 10-K.

Ms. Howe qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.

Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our senior officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our senior officers, evaluating the performance of these officers in light of the goals and objectives and setting the officers’ compensation based on those evaluations. The committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approves the grant of equity awards under the plans.

The Compensation Committee may delegate its authority to one or more subcommittees. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans, but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee engaged Compensia, Inc. (“Compensia”) in 2023 to provide advice regarding the amount and form of executive and director compensation. The committee has determined that (1) Compensia satisfies applicable independence criteria, and (2) Compensia’s work with the Company does not raise any conflict of interest, in each case under applicable Nasdaq listing rules and the rules and regulations established by the SEC.

Nominating Committee. The primary responsibilities of our Nominating Committee are to engage in succession planning for the Board, develop and recommend to the Board criteria for identifying and evaluating qualified director candidates, and make recommendations to the Board regarding candidates for election or reelection to the Board at each annual stockholders’ meeting. In addition, the committee is responsible for overseeing our corporate governance practices and making recommendations to the Board concerning corporate governance matters. The committee is also responsible for making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

Board Risk Oversight

We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on the Company’s processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:

•

The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our accounting and financial reporting processes, compliance, and information technology and cybersecurity.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs.

•	The Nominating Committee is responsible for overseeing management of risks related to director succession planning and our corporate governance practices.

Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company.

Other Corporate Governance Practices and Policies

Director Attendance

The Board met fifteen times during the year ended December 31, 2023. During 2023, each current member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.

Directors are encouraged to attend the annual meeting of stockholders. Three directors then serving on the Board attended the 2023 Annual Meeting of Stockholders.

Stockholder Communications

Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by senior management of the Company’s stockholder engagement efforts.

Code of Conduct

Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the code is available on our website at https://investors.bioratherapeutics.com/documents-charters, under “Governance Documents.” We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by applicable rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.

Anti-Hedging Policy

We have a policy that prohibits our employees, officers, directors and consultants from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.

Compensation Committee Interlocks

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For more information regarding transactions involving entities affiliated with certain members of the Compensation Committee, please see transactions described under “Certain Relationships and Transactions” in this Proxy Statement.

Director Compensation

Outside Director Compensation Policy

We adopted a policy for compensating our non-employee directors with a combination of cash and equity, with such equity awards being subject to the terms and conditions of our 2018 Equity Incentive Plan (as amended, the “2018 Plan”) and the Restricted Stock Unit (“RSU”) Agreement and Stock Option Agreement thereunder, and related forms of grant notices approved by the Board.

Cash Compensation. Each of our non-employee directors is eligible to receive a $50,000 ($90,000 for our Chairman, Jeffrey D. Alter) annual cash retainer for serving as a member of the Board as well as the following additional annual cash retainers for their committee service:

	Chair	Member
Audit Committee	$20,000	$8,000
Compensation Committee	15,000	6,000
Nominating Committee	10,000	5,000

Each annual cash retainer and additional annual fee is paid quarterly in advance on a prorated basis. In addition, we reimburse all of our directors for their reasonable out-of-pocket expenses, including travel, food and lodging, incurred by them in connection with attendance at Board and committee meetings.

Equity Compensation. New non-employee directors are entitled to receive an initial equity grant of 30,000 RSUs and 30,000 stock options. Subject to the director’s continued service, such initial equity awards vest in equal annual installments over a three-year period following the date of grant. In addition, in 2023, each non-employee director was entitled to receive an annual equity grant of 12,500 RSUs and 12,500 stock options vesting, subject to continued service through such date, on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of the following year’s annual meeting of stockholders.

Fiscal Year 2023 Outside Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Jeffrey D. Alter	103,000	58,688	46,424	—		208,112
Jeffrey A. Ferrell(2)	—	—	—	—		—
Jill Howe	75,000	58,688	46,424	—		180,112
Brian L. Kotzin, M.D.	65,000	58,688	46,424	15,000	(3)	185,112
Lynne Powell	58,000	58,688	46,424	—		163,112
Surbhi Sarna(4)	28,000	—	—	—		28,000

(1)

Amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation—Stock Compensation”) of stock awards and stock options granted during the year. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 11 to our consolidated financial statements, Stock-Based Compensation. These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests or is exercised. As of December 31, 2023, Mr. Alter held 12,500 RSUs and 21,679 stock options, Mr. Ferrell held no RSUs and no stock options, Ms. Howe held 14,035 RSUs and 21,767 stock options, Dr. Kotzin held 12,500 RSUs and 21,679 stock options, Ms. Powell held 12,500 RSUs and 21,679 stock options, and Ms. Sarna held no RSUs and no stock options.

(2)	Mr. Ferrell elected not to receive any compensation from us for his services in 2023.
(3)	Represents amounts received pursuant to a consulting agreement between the Company and Dr. Kotzin.
(4)	Ms. Sarna served as a director until the 2023 Annual Meeting of Stockholders.

Mr. Mohanty did not receive any additional compensation for his 2023 Board service. The compensation received by Mr. Mohanty for his services to us as our Chief Executive Officer is presented in the 2023 Summary Compensation Table below.

Indemnification Agreements

We have entered into indemnification agreements with our officers and directors. The indemnification agreements and our Bylaws require us to indemnify these individuals to the fullest extent permitted by Delaware law.

EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 24)	Position
Adi Mohanty(1)	57	Chief Executive Officer and Director
Eric d’Esparbes	56	Chief Financial Officer
Clarke Neumann	60	SVP, General Counsel and Secretary

(1)	For Mr. Mohanty’s biographical information, see “Information Regarding Director Nominees” above.

Eric d’Esparbes. Mr. d’Esparbes has served as our Chief Financial Officer since May 2019 and he served as our interim Chief Executive Officer from September 2021 to November 2021. With a focus on establishing strong financial controls and resolving legacy company challenges, Mr. d’Esparbes led the effort to bring the Company public in 2020, raising capital to support the Company’s key innovation programs. He was also one of the leading forces behind its transformation into a highly focused biotherapeutics company. From 2014 to August 2018, Mr. d’Esparbes served as Chief Financial Officer of Innoviva, Inc. (Nasdaq: INVA), a publicly traded biotechnology company managing a portfolio of drug-device combination medicines for the treatment of asthma and chronic obstructive pulmonary disease, which are sold globally by GlaxoSmithKline, where he was responsible for all aspects of the finance function including financial accounting, capital planning, audit, tax and investor relations. Mr. d’Esparbes also served as the interim Principal Executive Officer of Innoviva from February 2018 to June 2018. Prior to this, Mr. d’Esparbes held leadership positions as Chief Financial Officer for Joule Unlimited, Vice President of Finance for global energy company AEI, Inc. and Chief Financial Officer for Meiya Power Company (now CNG New Energy), where he collaborated with large private equity investors to raise and optimize capital. In his previous CFO roles, he was responsible for profit and loss management of up to $3.5 billion annual global sales. Mr. d’Esparbes earned his bachelor’s degree from Hautes Études Commercial in Montréal, Canada.

Clarke Neumann, J.D. Mr. Neumann has served as our General Counsel and Secretary since September 2014. Previously, Mr. Neumann served as Vice President, Associate General Counsel and Assistant Secretary of Sequenom, Inc., a molecular diagnostic testing and genetics analysis company, from 2012 to 2014, as Vice President, General Counsel and Assistant Secretary from 2001 to 2012 and as Corporate Counsel from 1999 to 2001. From 1993 to 1999, Mr. Neumann was an attorney at Lyon & Lyon, LLP, specializing in intellectual property litigation, strategic counseling, business litigation and transactional matters. Mr. Neumann earned his B.S. in Chemical Engineering from Pennsylvania State University and his J.D. from Loyola Law School, Los Angeles.

EXECUTIVE COMPENSATION

Our named executive officers (“NEOs”) for 2023, which consist of our principal executive officer during 2023 and the next two most highly-compensated executives who served during the year ended December 31, 2023, are:

•	Adi Mohanty, our Chief Executive Officer, or CEO;

•	Eric d’Esparbes, our Chief Financial Officer and former interim CEO; and

•	Clarke Neumann, our SVP, General Counsel and Secretary.

2023 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to our NEOs for 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Adi Mohanty	2023	574,141	2,154,881	—	388,125	21,870	3,139,017
Chief Executive Officer	2022	550,000	1,171,875	1,492,015	288,750	20,070	3,522,710
Eric d’Esparbes	2023	500,816	848,997	—	225,573	21,870	1,597,256
Chief Financial Officer	2022	486,130	450,998	576,680	146,003	19,773	1,679,584
Clarke Neumann	2023	483,034	808,302	—	217,641	23,940	1,532,917
SVP, General Counsel and Secretary	2022	464,550	364,815	466,527	139,514	20,070	1,455,476

(1)

Amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of stock awards and stock options granted during the year. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 11 to our consolidated financial statements, Stock-Based Compensation. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock at the time the award vests or is exercised.

(2)

On January 30, 2024, the Compensation Committee approved the non-equity incentive plan compensation earned in respect of 2023 as shown in the 2023 Summary Compensation Table for Eric d’Esparbes and Clarke Neumann and on February 6, 2024 the Board of Directors approved the non-equity incentive plan compensation earned in respect of 2023 as shown in the 2023 Summary Compensation Table for Adi Mohanty. Such bonuses are expected to be paid no later than June 30, 2024.

(3)	For each NEO, the amounts shown in this column represent the value of life insurance premiums paid by the Company and the value of 401(k) contributions made by the Company.

Outstanding Equity Awards at 2023 Fiscal-Year End Table

The following table sets forth information regarding outstanding equity awards as of December 31, 2023 for each of our NEOs.

	Option Awards						Stock	Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Adi Mohanty	11/8/2021	(1)	43,476	39,999	88.50	11/8/2031	—	—
	5/15/2022	(2)	39,506	60,310	18.75	5/15/2032	—	—
	8/15/2023	(10)	—	—	—	—	559,450	755,258
Eric d’Esparbes	1/9/2020	(3)	1,136	—	247.25	1/9/2030	—	—
	1/15/2020	(4)	3,568	76	247.25	1/15/2030	—	—
	3/4/2020		311	—	244.00	3/4/2030	—	—
	8/15/2020	(5)	2,522	431	192.75	8/15/2030	—	—
	3/15/2021		2,718	—	118.25	3/15/2031	—	—
	4/15/2021	(6)	4,834	2,197	85.25	4/15/2031	—	—
	4/15/2022	(7)	6,562	8,438	25.00	4/15/2032	—	—
	5/15/2022	(8)	7,874	11,025	18.75	5/15/2032	—	—
	8/15/2023	(10)	—	—	—	—	219,650	296,528
Clarke Neumann	9/10/2014		1,035	—	162.18	9/10/2024	—	—
	2/1/2015		388	—	268.75	2/1/2025	—	—
	2/24/2016		388	—	313.53	2/24/2026	—	—
	1/9/2020	(3)	1,810	—	247.25	1/9/2030	—	—
	3/4/2020	(9)	1,334	58	244.00	3/4/2030	—	—
	3/4/2020		257	—	244.00	3/4/2030	—	—
	8/15/2020	(5)	1,437	246	192.75	8/15/2030	—	—
	3/15/2021		3,565	—	118.25	3/15/2031	—	—
	4/15/2021	(6)	5,039	2,290	85.25	4/15/2031	—	—
	4/15/2022	(7)	5,235	6,732	25.00	4/15/2032	—	—
	5/15/2022	(8)	6,460	9,049	18.75	5/15/2032	—	—
	8/15/2023	(10)	—	—	—	—	210,175	283,736

(1)	The stock options granted on November 8, 2021 vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.
(2)	The stock options granted on May 15, 2022 vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.
(3)	On January 9, 2020, our Board and stockholders approved the reduction of the exercise price of the stock options to $247.25 to reflect the current fair market value of our common stock on such date.
(4)	The stock options granted on January 15, 2020 vest over a four-year period, with 25% vesting on the one-year anniversary of the date of grant and then in equal monthly installments thereafter.
(5)	The stock options granted on August 15, 2020 vest over a four-year period, in equal monthly installments ending on July 15, 2024.
(6)	The stock options granted on April 15, 2021 vest over a four-year period in equal monthly installments ending on March 15, 2025.
(7)	The stock options granted on April 15, 2022 vest over a four-year period in equal monthly installments ending on April 15, 2026.
(8)	The stock options granted on May 15, 2022 vest over a four-year period in equal monthly installments ending on May 15, 2026.

(9)	The stock options granted on March 4, 2020 vested over a four-year period in equal monthly installments ending on February 4, 2024.
(10)	The RSUs granted on August 15, 2023 vest 25% on August 15, 2024 and thereafter in semi-annual installments beginning on February 15, 2025 and ending on August 15, 2027.

Employment Agreements

We do not have employment agreements with any of our NEOs at this time, but, in connection with Messrs. Mohanty’s, d’Esparbes’ and Neumann’s commencement of employment, we extended offer letters to each of them that provide for base salary, participation in benefit plans and eligibility to earn an annual bonus. In addition, the offer letters provided for the grant of stock options and, in some cases, RSUs, to each NEO, which are reflected in the Outstanding Equity Awards at 2023 Fiscal-Year End Table above. The offer letters also included a brief protection of confidential information commitment and related representations.

Base Salary

Messrs. Mohanty’s, d’Esparbes’ and Neumann’s base salaries for 2023 were $575,000, $501,275 and $483,647, respectively, and such amounts represent ordinary course increases from the prior year equal to 4.5%, 3% and 4%, respectively. At the beginning of fiscal year 2024, the Compensation Committee approved ordinary course increases in base salary for Messrs. Mohanty, d’Esparbes and Neumann equal to 4.0%, 2.7% and 2.3%, respectively, resulting in base salaries equal to $598,000, $515,000 and $495,000, respectively.

Incentive Compensation

Annual Incentive. For fiscal 2023 our NEOs were eligible to receive an annual incentive bonus determined as a percentage of base salary based upon the achievement of pre-established corporate performance goals, which for 2023 included NaviCap Phase 1 IND submission weighted at 15%, NaviCap Phase 1 first patient in weighted at 15%, NaviCap Phase 1 last patient out weighted at 20%, NaviCap Functional DDS3 prototype device (performance demonstrated on benchtop) weighted at 10%, BioJet Preclinical PK data that supports further development with collaborator agreement weighted at 10%, sign broader Pharma partnership for BioJet (contingent on preclinical data) weighted at 10%, manage corporate spend within budget weighted at 10%, financing activities to support operations weighted at 10%, and stretch goal to optimize capital structure (reduce/remove debt) weighted at 10%. For 2023, the target award opportunities were 75%, 50% and 50% of base salary for each of Messrs. Mohanty, d’Esparbes and Neumann, respectively. Performance was measured at fiscal year-end and the Compensation Committee and the Board of Directors determined that the corporate goals were achieved at 90% and as a result decided to award bonuses as reported in the 2023 Summary Compensation Table for Messrs. d’Esparbes, Neumann and Mohanty.

Equity Incentive. We maintain our 2018 Equity Incentive Plan (as amended, the “2018 Plan”) pursuant to which we currently grant stock option and RSU awards to eligible participants. We also maintain our 2021 Inducement Plan (the “2021 Plan”), pursuant to which we granted equity awards to Mr. Mohanty as a material inducement to his entry into employment with us in 2021. In March and August of 2023, each NEO received equity awards under the 2018 Plan in the form of RSUs, subject to our standard four-year vesting schedule. The equity awards were awarded in two tranches due to limited available shares in our 2018 Plan prior to approval by our stockholders in June 2023 to increase the number of shares authorized under our 2018 Plan.

Post-Employment Compensation and Change in Control Payments and Benefits

In December 2019, our Board adopted the Biora Therapeutics, Inc. Severance Plan (the “Severance Plan”), pursuant to which certain senior employees, including our NEOs, may become eligible to receive compensation and benefits upon certain qualifying terminations of employment. In the event that an NEO is terminated by the company without cause or voluntarily terminates employment with good reason (with “cause” and “good reason”

each as defined in the Severance Plan), in either case more than three months prior to or 13 months or more following a change in control (as defined in the Severance Plan), subject to execution of a general release of claims in favor of the company and compliance with various standard restrictive covenants (such as protection of confidential information and non-disparagement commitments), the NEO is entitled to receive: (i) continued payment of base salary (for a period of 12 months, in the case of our CEO and Mr. d’Esparbes, and for a period of nine months, in the case of Mr. Neumann); and (ii) payment of the before-tax cost of the NEO’s premiums to continue coverage (the “Continued Coverage”) for the NEO and the NEO’s eligible dependents, if any, under the company’s health, vision and/or dental benefit plans to the extent such NEO (and eligible dependents, if applicable) were enrolled prior to such termination (for a period of 12 months, in the case of our CEO and Mr. d’Esparbes, and for a period of nine months, in the case of Mr. Neumann) ((i) and (ii) collectively, the “Non-Change in Control Benefits”). In the event that an NEO is terminated by the company without cause or voluntarily terminates employment with good reason, in either case within the period that is three months prior to or 13 months following a change in control, subject to execution of a general release of claims in favor of the company, the NEO is entitled to receive: (i) a lump sum payment within 30 days of the change in control equal to 24 months of base salary for the CEO and Mr. d’Esparbes and 18 months of base salary for Mr. Neumann; (ii) a lump sum payment within 30 days of the change in control equal to the NEO’s average cash incentive bonus earned for the two most recently completed fiscal years multiplied by 2, in the case of the CEO and Mr. d’Esparbes, and by 1.5, in the case of Mr. Neumann; (iii) the Continued Coverage for a period of 24 months (or such shorter period as required by law), in the case of the CEO and Mr. d’Esparbes, and 18 months, in the case of Mr. Neumann; and (iv) all unvested time-based equity awards will accelerate in full and all unvested performance-based equity awards that are outstanding as of the termination date will vest, if at all, based on actual performance for the portion of the performance period ending shortly prior to the occurrence of the change in control as if such partial performance period were the entire performance period.

401(k) Plan

We offer our eligible full-time employees, including our NEOs, the opportunity to participate in our tax-qualified 401(k) plan. Employees can contribute 1% to 85% of their eligible earnings up to the Internal Revenue Service’s annual limits, which is generally $23,000 for 2024. We provide a match of 60% of the first 10% contributed. The matches we provided to our NEOs in 2023 are reflected in the “All Other Compensation” column of the 2023 Summary Compensation Table above. The matching funds that we provide are 100% vested after the completion of one year of service.

Other Benefits

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans. We previously maintained an Employee Stock Purchase Plan in order to enable eligible employees, including our eligible NEOs, to purchase shares of our common stock at a discount, but that plan was suspended in 2022.

Clawback Policy

Effective as of October 2, 2023, we adopted a clawback policy intended to comply with the requirements of Nasdaq Listing Standard 5608 implementing Rule 10D-1 under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise specified below, the following table presents information regarding beneficial ownership of our common stock as of March 1, 2024 by:

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and nominees;

•	each of our NEOs; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on 29,336,364 shares of our common stock outstanding as of the date of this table (plus any shares such person has the right to acquire within 60 days after the date of this table). Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders
Entities affiliated with Athyrium Capital Management, LP(1)	18,333,122	49.90%
Entities affiliated with Davidson Kempner Capital Management(2)	12,687,978	30.19%
Entities affiliated with Highbridge Tactical(3)	6,000,365	17.29%
Named Executive Officers, Directors and Nominees
Adi Mohanty(4)	259,296	*
Jeffrey D. Alter(5)	15,725	*
Jeffrey A. Ferrell(1)	18,333,122	49.90%
Jill Howe(6)	12,989	*
Brian L. Kotzin, M.D.(7)	14,925	*
Lynne Powell(8)	14,925	*
Eric d’Esparbes(9)	92,267	*
Clarke Neumann(10)	82,062	*
All current directors and executive officers as a group (8 persons)(11)	18,825,311	50.97%

*	Represents beneficial ownership of less than one percent.
(1)	Based solely on certain Company records and a Schedule 13D/A filed on December 20, 2023 and includes shares of common stock, shares of common stock issuable upon conversion of the 11.00% / 13.00%

Convertible Senior Secured Notes due 2028 (the “11.00% / 13.00% Convertible Notes”) and shares underlying certain warrants held by certain affiliates of Athyrium Capital Management, LP (“Athyrium”), and excludes shares underlying the 11.00% / 13.00% Convertible Notes and certain warrants that are subject to certain limitations on the ability on the ability of the holders of such notes or warrants to convert or exercise, applicable, if the holders’ beneficial ownership of common stock (together with its affiliates and certain attribution parties) would exceed 49.9% of the outstanding shares of common stock. Consists of (a) 12,958,820 shares of common stock owned by Athyrium Opportunities III Co-Invest 1 LP (“Co-Invest LP”), (b) 671,917 shares of common stock owned by Athyrium Opportunities III Acquisition LP (“Acquisition LP”), (c) 4,519,052 shares of common stock owned by Athyrium Opportunities III Acquisition 2 LP (“Acquisition 2 LP” and, together with Acquisition LP, the “AOIII Acquisition Funds”) and (d) 183,333 shares of common stock owned by Athyrium Opportunities 2020 LP (“2020 LP” and, together with Co-Invest LP and the AOIII Acquisition Funds, the “Funds”). Voting and investment power with respect to the shares of the Company’s common stock held by the Funds may be deemed to be shared by certain affiliated entities. Athyrium Opportunities Associates III LP (“Associates III LP”) is the General Partner of the AOIII Acquisition Funds and 2020 LP. Athyrium Opportunities Associates III GP LLC (“Associates III GP”) is the General Partner of Associates III LP. Athyrium Opportunities Associates Co-Invest LLC (“Associates Co-Invest”) is the General Partner of Co-Invest LP. Athyrium Funds GP Holdings LLC (“GP Holdings”) is the Managing Member of Associates Co-Invest and Associates III GP. Jeffrey A. Ferrell, a member of the Company’s Board, serves as the Managing Member of GP Holdings and the President of Associates III GP and Associates Co-Invest, and in his capacity as such, may be deemed to exercise shared voting and investment power over the shares owned by the Funds. Mr. Ferrell and each of the foregoing entities disclaim beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The business address of each of the above entities and Mr. Ferrell is c/o Athyrium Capital Management, LP, 505 Fifth Avenue, Floor 18, New York, New York 10017.
(2)

Based solely on certain Company records. Consists of (a) 1,993,991 shares of common stock underlying certain exercisable warrants and 10,334,820 shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Notes held by Davidson Kempner Arbitrage, Equities and Relative Value LP and (b) 58,090 shares of common stock underlying certain exercisable warrants and 301,077 shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Notes held by M.H Davidson & Co. Conversion of, and receipt of shares of common stock pursuant to the terms of, the 11.00% / 13.00% Convertible Notes and the exercise of the warrants by Davidson Kempner Capital Management LP is subject to a beneficial ownership limitation of 9.9%. The business address of such affiliates of Davidson Kempner Capital Management is 520 Madison Avenue, 30th Floor, New York, New York 10022.

(3)

Based solely on certain Company records. Consists of (a) 500,000 shares of common stock, 757,728 shares of common stock underlying certain exercisable warrants and 3,542,307 shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Notes held by certain affiliates of Highbridge Tactical Credit Master Fund, L.P. and (b) 125,000 shares of common stock, 189,432 shares of common stock underlying certain exercisable warrants and 885,898 shares of common stock issuable upon the conversion of the 11.00% / 13.00% Convertible Notes held by certain affiliates of Highbridge Tactical Credit Institutional Fund, Ltd. Conversion of, and receipt of shares of common stock pursuant to the terms of, the 11.00% / 13.00% Convertible Notes and the exercise of the warrants by Highbridge Tactical is subject to a beneficial ownership limitation of 9.9%. The business address of such affiliates of Highbridge Tactical is 277 Park Ave, 23rd Floor, New York, New York, 10172.

(4)

Consists of (a) 161,042 shares of common stock, and (b) 98,254 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(5)

Consists of (a) 6,546 shares of common stock and (b) 9,179 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(6)

Consists of (a) 5,381 shares of common stock and (b) 7,608 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(7)

Consists of (a) 5,746 shares of common stock and (b) 9,179 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(8)

Consists of (a) 5,746 shares of common stock and (b) 9,179 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(9)

Consists of (a) 59,012 shares of common stock and (b) 33,255 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(10)

Consists of (a) 52,018 shares of common stock and (b) 30,044 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(11)	Consists of those shares described in footnotes (1) and (4) through (10) above.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2023. As of such date, we had outstanding awards under six equity compensation plans: our Second Amended and Restated 2012 Stock Plan (the “2012 Plan”), our 2018 Plan, our 2020 Employee Stock Purchase Plan (the “ESPP”) and our 2021 Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)(1)	(c)
Equity compensation plans approved by security holders	3,136,913	(2)	$29.16	3,397,586	(3)
Equity compensation plans not approved by security holders	163,456	(4)	$60.13	63,964	(5)
Total	3,300,369		$36.23	3,461,550

(1)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.
(2)	Consists of stock options to purchase 634,556 shares of our common stock and 2,502,357 RSUs granted under our 2018 Plan and our 2012 Plan.
(3)

Represents 3,302,136 shares of our common stock reserved for future grants under our 2018 Plan and 95,450 shares reserved for issuance under our ESPP. Excludes 4,237,838 that were added to our 2018 Plan on January 1, 2024 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year until January 1, 2030 equal to 4% of our outstanding shares as of the preceding December 31 (or such lesser amounts as approved by the Board). Our ESPP was suspended effective November 6, 2022.

(4)	Consists of stock options to purchase 128,456 shares of our common stock and 35,000 RSUs granted under our 2021 Plan.
(5)	Represents shares of our common stock reserved for future grants under our 2021 Plan.

Material Features of the 2021 Inducement Plan

On November 3, 2021, the Board approved and adopted the 2021 Plan for the grant of awards to individuals not previously an employee or non-employee director of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules (“Rule 5635(c)(4)”). The Inducement Plan was approved by the independent directors of the Board without stockholder approval pursuant to Rule 5635(c)(4). The Inducement Plan was established with the purpose of helping the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any affiliate and provide a means by which the eligible recipients may benefit from increases in the value of our common stock. Subject to adjustment for certain changes in our capitalization, the maximum aggregate number of shares that may be issued under the Inducement Plan is 260,000. The Inducement Plan permits the grant of non-statutory stock options, stock appreciation rights, restricted stock, RSUs, performance stock awards and other awards based in whole or part by reference to shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since January 1, 2022, or any currently proposed transaction, to which we were or are a party in which:

•	the amount involved exceeds $120,000; and

•

any related person (including our directors, executive officers, beneficial owners of more than 5% of our common stock, and any members of their immediate family) had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive Compensation” or that were approved by our Compensation Committee.

Beneficial ownership of securities is determined in accordance with the rules of the SEC.

Related Party Transactions

Convertible Notes, Securities Purchase Agreement and Warrants

In November 2022, we entered into a securities purchase agreement with Armistice Capital Master Fund Ltd. (together with its affiliates, “Armistice”) relating to the offering and sale of an aggregate of 800,000 shares of common stock and accompanying warrants to purchase 800,000 shares of common stock, at a combined purchase price of $7.50 per share and accompanying warrant in a registered direct offering. Following this transaction, Armistice became a related party due to greater than 5% ownership. On January 12, 2023, the Company issued warrants to purchase 90,000 shares of common stock to Armistice in exchange for Armistice’s agreement to waive the lockup provisions contained in the November 2022 offering securities purchase agreement. The warrants held by Armistice were amended by the Warrant Amendment Agreements in March 2024 and, as amended, have an exercise price of $1.10, will become exercisable on the Stockholder Approval Date and expire on the fifth anniversary of the Stockholder Approval Date.

In March 2024, we entered into the Purchase Agreement with Armistice relating to the offering and sale of an aggregate of 1,363,637 shares of common stock in the Offering and accompanying warrants to purchase 1,363,637 shares of common stock in the Private Placement, at a combined purchase price of $1.10 per share.

In November 2022, we entered into a securities purchase agreement with affiliates of Athyrium relating to the offering and sale of an aggregate of 500,250 shares of common stock and accompanying warrants to purchase 500,250 shares of common stock, at a combined purchase price of $7.50 per share and accompanying warrant in a registered direct offering. The warrants have an exercise price of $8.22 per share and will become exercisable commencing six months following the date of issuance and will expire five years following the initial exercise date. The Company received approximately $3.75 million in gross proceeds from the offering as an in-kind payment. The in-kind payment was in the form of a waiver of the Company’s cash interest payment obligation of approximately $3.75 million due on our 7.25% Convertible Senior Notes due 2025 (the “7.25% Convertible Notes”) for the payment date occurring on December 1, 2022. Additionally, the Company agreed with Athyrium to amend outstanding warrants previously issued in 2021 to purchase up to 323,886 shares of common stock with an exercise price of $71.00 per share (the “Amended Warrants”). The Amended Warrants have an amended exercise price of $8.22 per share, will become exercisable on May 9, 2023 and will expire five years following the initial exercise date.

In September 2023, we entered into a convertible notes exchange agreement for common stock and warrants (the “September 2023 Exchange Agreement”) with certain affiliates of Athyrium, pursuant to which $50,000,000 aggregate principal amount of the 7.25% Convertible Notes was exchanged for (1) an aggregate of 9,235,281 shares of common stock, (2) pre-funded warrants to purchase an aggregate of 7,399,226 shares of common stock (“September 2023 Pre-Funded Warrants”), (3) warrants to purchase an aggregate of 16,634,507 shares of common stock (“September 2023 Warrants”), and (4) accrued and unpaid interest paid in cash on the 7.25%

Convertible Notes exchanged to, but excluding, the closing date. The September 2023 Pre-Funded Warrants have an exercise price of $0.001 per share and are exercisable at any time on or after September 18, 2023 until such September 2023 Pre-Funded Warrants have been fully exercised in accordance with their terms. The September 2023 Warrants have an exercise price of $3.01 per share and are exercisable at any time on or after September 18, 2023 until September 18, 2026. Each of the September 2023 Pre-Funded Warrants and the September 2023 Warrants are subject to certain exercise limitations, including a limitation on the ability to exercise if the holder’s beneficial ownership of common stock (together with its affiliates and certain attribution parties) would exceed 49.9% of the outstanding common stock.

In December 2023, we entered into a convertible notes purchase agreement (the “December 2023 Purchase Agreement”) with certain affiliates of Athyrium, pursuant to which such affiliates of Athyrium purchased $6,953,000 aggregate principal amount of the 11.00% / 13.00% Convertible Notes and warrants to purchase an aggregate of 2,085,372 shares of common stock (such warrants, “December 2023 Additional Warrants”), which warrants were issued to and are directly held by such affiliates of Athyrium pursuant to the terms of the December 2023 Purchase Agreement, from the Company in exchange for an aggregate of $6,953,000 in interest that had accrued but not yet been paid to such affiliates of Athyrium under the 7.25% Convertible Notes

In December 2023, we entered into a convertible notes exchange agreement for new notes and warrants (the “December 2023 Exchange Agreement”)with certain affiliates of Athyrium, pursuant to which such affiliates of Athyrium exchanged (1) $13,906,000 aggregate principal amount of 7.25% Convertible Notes for $10,430,000 aggregate principal amount of 11.00% / 13.00% Convertible Notes, together with accrued and unpaid interest on the 7.25% Convertible Notes exchanged, and (2) $39,594,000 aggregate principal amount of 7.25% Convertible Notes for warrants to purchase an aggregate of 5,039,236 shares of common stock (“December 2023 Exchange Warrants”), which warrants were issued to and are directly held by such affiliates of Athyrium pursuant to the terms of the December 2023 Exchange Agreement, together with accrued and unpaid interest on the 7.25% Convertible Notes exchanged. All accrued and unpaid interest on 7.25% Convertible Notes exchanged pursuant to the December 2023 Exchange Agreement was used to pay the purchase price owing pursuant to the December 2023 Purchase Agreement. The 11.00% / 13.00% Convertible Notes are subject to certain limitations on conversion, and limitations on the Company’s ability to issue common stock to satisfy obligations under the 11.00% / 13.00% Convertible Notes, including a limitation on the ability of the holder to convert or the Company to issue common stock if the holder’s beneficial ownership of common stock (together with its affiliates and certain attribution parties) would, in the case of Acquisition LP and Co-Invest LP, exceed 49.9% of the outstanding common stock. The December 2023 Additional Warrants have an exercise price of $5.00 per share and are exercisable at any time on or after December 19, 2023 until December 19, 2028. The December 2023 Exchange Warrants have an exercise price of $5.50 per share and are exercisable at any time on or after December 19, 2023 until December 19, 2028. Each of the December 2023 Additional Warrants and the December 2023 Exchange Warrants are subject to certain exercise limitations, including a limitation on the ability to exercise if the holder’s beneficial ownership of common stock (together with its affiliates and certain attribution parties) would exceed 49.9% of the outstanding common stock.

In December 2023, we entered into a convertible notes purchase agreement with entities affiliated with Davidson Kempner Capital Management (“DK”), pursuant to which DK purchased $6,842,000 aggregate principal amount of the 11.00% / 13.00% Convertible Notes, Additional Warrants to purchase an aggregate of 2,052,081 shares of common stock and warrants to purchase an aggregate of 5,030,882 shares of common stock (such warrants, “December 2023 Commitment Warrants”). The December 2023 Commitment Warrants have an exercise price of $1.36 per share and are exercisable at any time on or after December 19, 2023 until December 19, 2028. Additionally, as part of the December 2023 Exchange Agreement, we entered into the agreement with certain affiliates of DK, pursuant to which such affiliates of DK exchanged $13,000,000 aggregate principal amount of 7.25% Convertible Notes for $9,750,000 aggregate principal amount of 11.00% / 13.00% Convertible Notes.

In December 2023, we entered into a convertible notes purchase agreement with entities affiliated with Highbridge Tactical (“Highbridge”), pursuant to which Highbridge purchased $3,158,000 aggregate principal amount of the 11.00% / 13.00% Convertible Notes, December 2023 Additional Warrants to purchase an aggregate of 947,160 shares of common stock and December 2023 Commitment Warrants to purchase an aggregate of 2,322,059 shares of common stock. Additionally, as part of the December 2023 Exchange Agreement, we entered into the agreement with certain affiliates of Highbridge, pursuant to which such affiliates of Highbridge exchanged $6,000,000 aggregate principal amount of 7.25% Convertible Notes for (1) $3,750,000 aggregate principal amount of 11.00% / 13.00% Convertible Notes and (2) 625,000 shares of common stock. The warrants held by Highbridge were amended by the Warrant Amendment Agreements in March 2024 and, as amended, have an exercise price of $1.10, will become exercisable on the Stockholder Approval Date and expire on the fifth anniversary of the Stockholder Approval Date.

In March 2024, we entered into the Purchase Agreement with Highbridge relating to the offering and sale of an aggregate of 1,363,637 shares of common stock in the Offering and accompanying warrants to purchase 1,363,637 shares of common stock in the Private Placement, at a combined purchase price of $1.10 per share.

Fourth Amended and Restated Investors’ Rights Agreement

We are party to a fourth amended and restated investors’ rights agreement, effective as of August 27, 2019, as amended, which provides certain holders of our capital stock, including funds managed by Athyrium, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The registration of shares of the Company’s common stock pursuant to the exercise of registration rights described below would enable holders to sell these shares without restriction under the Securities Act of 1933, as amended (the “Securities Act”) when the registration statement is declared effective. We will pay all expenses related to any demand, piggyback, or Form S-3 registration described below, with the exception of underwriting discounts and commissions. The registration rights described below will expire (i) five years after the completion of the Company’s initial public offering, (ii) with respect to any particular holder, at the time that such holder can sell all its registrable securities under Rule 144 or another similar exemption under the Securities Act without limitation during a three-month period without registration or (iii) upon termination of the fourth amended and restated investors’ rights agreement.

Demand Registration Rights

At any time beginning on January 14, 2021, the holders of 50% or more of the registrable securities then outstanding may make a written request that we register all or a portion of their shares, subject to certain specified exceptions. Such request for registration must cover securities with an aggregate offering price, net of underwriting discounts and commissions, of at least $20,000,000. We will prepare and file a registration statement as requested, unless, in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and its stockholders and filing should be deferred. We may defer only once in any 12-month period, and such deferral shall not exceed 120 days after receipt of the request. In addition, we are not obligated to effect more than two of these registrations within any 12-month period or if the holders’ proposed registered securities may be immediately registered on Form S-3.

Piggyback Registration Rights

Subject to certain specified exceptions, if we propose to register any of the Company’s securities under the Securities Act either for the Company’s own account or for the account of other stockholders, the holders of shares having registration rights are entitled to written notice and certain “piggyback” registration rights allowing them to include their shares in the Company’s registration statement. These registration rights are subject to specified conditions and limitations, including the right of the underwriters, in their sole discretion, to limit the number of shares included in any such offering under certain circumstances, but not below 15% of the total amount of securities included in such offering, unless all other securities, other than the Company’s securities, are entirely excluded from the offering.

Form S-3 Registration Rights

At any time after we are qualified to file a registration statement on Form S-3, and subject to limitations and conditions, the holders of 50% or more of the registrable securities then outstanding are entitled to written notice of such registration and may make a written request that we prepare and file a registration statement on Form S-3 under the Securities Act covering their shares, so long as the aggregate price to the public, net of the underwriters’ discounts and commissions, is at least $10,000,000. We will prepare and file the Form S-3 registration as requested, unless, in the good faith judgment of the Board, such registration would be seriously detrimental to the Company and its stockholders and filing should be deferred. We may defer only once in any 12-month period, and such deferral shall not exceed 120 days after receipt of the request. In addition, we are not obligated to prepare or file any of these registration statements: (i) within 180 days after the effective date of a registration statement pursuant to demand or piggyback registration rights or (ii) if two of these registrations have been completed within any 12-month period.

Registration Rights for Shares of Common Stock Issuable Upon Conversion of Notes

In connection with the issuance of the 7.25% Convertible Notes, we entered into an amendment to the registration rights agreement with certain entities affiliated with Athyrium pursuant to which certain entities affiliated with Athyrium acquired rights to cause us to register the resale of shares of common stock issuable upon conversion of the 7.25% Convertible Notes.

Investment in Enumera Molecular, Inc.

In May 2022, we completed the divesture of our single-molecule detection platform. Under the terms of the agreements, we contributed intellectual property and fixed assets related to the single-molecule detection platform to a newly-formed entity, Enumera Molecular, Inc. (“Enumera”), which intends to develop and commercialize the platform. Enumera was formed by and is affiliated with Dr. Matthew Cooper, our former Chief Scientific Officer, who owned approximately 10% of the equity interests of Enumera on a fully diluted basis immediately following the consummation of the transaction. Upon the consummation of the transaction, the Company received 6,000,000 shares of Series A-1 preferred stock of Enumera with an estimated value of $6.0 million in exchange for the contributed assets, representing 25% minority ownership in Enumera on a fully-diluted basis. In March 2024, we sold all of our ownership interest in Enumera.

Related Party Transaction Policy

We have adopted a written related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person (as defined above) are, were or will be participants in which the amount involved exceeds $100,000. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee for review, consideration and approval or ratification. The presentation must include a description of, among other matters, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related party transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify, or reject a related party transaction, our Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

Certain related party transactions described above were consummated prior to our adoption of the formal, written policy described above, and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions at such time.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 25, 2024 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2025 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the close of business (6:00 p.m. Pacific Time) on the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered no later than the 10th day after the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 5, 2025 and no later than the close of business (6:00 p.m. Pacific Time) on March 7, 2025. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2025 Annual Meeting must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Pacific Time) on April 7, 2025. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2023, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (833) 727-2841, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including exhibits, upon the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement or call the number above.

P.O. BOX 8016, CARY, NC 27512-9903
Scan QR for digital voting

Biora Therapeutics, Inc.

For Stockholders of record as of April 16, 2024

Wednesday, June 5, 2024 10:00 AM, Pacific Time

Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/BIOR for more details.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE BY: 10:00AM, Pacific Time June 5, 2024.

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This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Adi Mohanty, Eric d’Esparbes, and Clarke Neumann (the “Named Proxies”), and each or any of them, as the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Biora Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Biora Therapeutics, Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

   FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the six director nominees named in the Proxy Statement to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified:	FOR	WITHHOLD
	1.01 Adi Mohanty	☐	☐		FOR

	1.02 Jeffrey D. Alter	☐	☐		FOR

	1.03 Jeffrey A. Ferrell	☐	☐		FOR

	1.04 Jill Howe	☐	☐		FOR

	1.05 Brian L. Kotzin, M.D.	☐	☐		FOR

	1.06 Lynne Powell	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐	FOR

3.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of our common stock from 164,000,000 to 300,000,000.	☐	☐	☐	FOR

4.	To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of common stock underlying certain warrants issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of March 31, 2024, and those certain Warrant Amendment Agreements, dated as of March 31, 2024, in an amount equal to or in excess of 20% of the common stock outstanding immediately prior the issuance of such warrants.	☐	☐	☐	FOR

Note: Such other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date